UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2008

AMERICAN REPROGRAPHICS COMPANY
 (Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 949-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)	American Reprographics Company (the “Company”) and Rahul K. Roy, the Company’s Chief Technology Officer, entered into an amendment of Mr. Roy’s employment agreement, effective April 17, 2008. Pursuant to the amendment, the term of Mr. Roy’s employment agreement was extended through and including March 31, 2011, Mr. Roy’s annual base salary was increased from $400,000 to $450,000, and the annual incentive bonus he is eligible to receive was increased from $300,000 to 80% of his annual base salary.

The First Amendment to Executive Employment Agreement between the Company and Mr. Roy, dated April 17, 2008, is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

The Company and Jonathan R. Mather, the Company’s Chief Financial Officer, entered into an amendment of Mr. Mather’s employment agreement, effective April 17, 2008. Pursuant to the amendment, the term of Mr. Mather’s employment agreement was extended through and including March 31, 2012, Mr. Mather’s annual base salary was increased from $360,000 to $375,000, the annual incentive bonus he is eligible to receive was increased from 60% to 80% of his annual base salary, and severance compensation payable to Mr. Mather in the event of specified termination events was increased from nine to twelve months of base salary. The amendment of Mr. Mather’s employment agreement additionally includes a discretionary restricted stock bonus under the American Reprographics Company 2005 Stock Plan, as amended. The Company awarded Mr. Mather 60,000 shares of common stock at a price per share of $15.28, which was the closing price of the Company’s common stock on the New York Stock Exchange on the date the restricted stock was awarded. One hundred percent of the 60,000 shares of restricted common stock awarded to Mr. Mather will vest at the end of four years of continuous service to the Company by Mr. Mather, provided that one hundred percent of the shares will vest sooner in the event of Mr. Mather’s death, permanent disability, or in the event of specified termination events.

The First Amendment to Executive Employment Agreement between the Company and Mr. Mather, dated April 17, 2008, is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 5.02. The Restricted Stock Award Grant Notice between the Company and Mr. Mather, dated April 17, 2008, pursuant to which 60,000 shares of restricted common stock were awarded to Mr. Mather is attached hereto as Exhibit 99.3 and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	First Amendment to Executive Employment Agreement between American Reprographics Company and Rahul K. Roy dated April 17, 2008

99.2	First Amendment to Executive Employment Agreement between American Reprographics Company and Jonathan R. Mather dated April 17, 2008

99.3	Restricted Stock Award Grant Notice between American Reprographics Company and Jonathan R. Mather dated April 17, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2008	AMERICAN REPROGRAPHICS COMPANY

	By:	/s/ Kumarakulasingam Suriyakumar

Kumarakulasingam Suriyakumar
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amendment to Executive Employment Agreement between American Reprographics Company and Rahul K. Roy dated April 17, 2008

99.2	First Amendment to Executive Employment Agreement between American Reprographics Company and Jonathan R. Mather dated April 17, 2008

99.3	Restricted Stock Award Grant Notice between American Reprographics Company and Jonathan R. Mather dated April 17, 2008